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       CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated December 18, 2003, relating to the financial statements and financial highlights which appear in the October 31, 2003 Annual Report of the IDEX Mutual Funds, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Independent Registered Certified Public Accounting Firm" in such Registration Statement.

Tampa, Florida
October 27, 2004